UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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QLIK TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 2, 2016, Qlik Technologies Inc. issued the following press release:

QLIK ANNOUNCES AGREEMENT TO BE ACQUIRED BY THOMA BRAVO FOR $30.50 PER SHARE

Transaction Valued at Approximately $3.0 Billion

Purchase Price Represents 40% Premium to Unaffected Stock Price

Radnor, PA – June 2, 2016 – Qlik (NASDAQ: QLIK) (the “Company”), a leader in visual analytics delivering intuitive solutions for self-service data visualization and guided analytics, today announced that, following a review of strategic alternatives, it has entered into a definitive agreement to be acquired by leading private equity investment firm Thoma Bravo, LLC in an all-cash transaction valued at approximately $3.0 billion. The agreement was unanimously approved by Qlik’s board of directors.

Under the terms of the agreement, Qlik shareholders will receive $30.50 in cash for each share of Qlik common stock they hold. This price represents a premium of 40% to the Company’s unaffected 10 day average stock price prior to March 3, 2016 of $21.83.1

“We believe the proposed transaction is in the best interest of Qlik’s shareholders and provides the Company with additional flexibility to execute our strategic plan as we continue to diligently provide customers with the premier products and services they have come to expect,” said Lars Björk, Chief Executive Officer of Qlik. “Thoma Bravo recognizes the value that Qlik delivers– a platform that lets our customers see the whole story that lives within their data. Thoma Bravo has an excellent track record of investing in outstanding technology businesses for the long-term, and I am confident our employees, customers and partners will greatly benefit from our partnership with them.”

“We look forward to partnering with the Qlik team as they continue to grow their platform-based approach to business intelligence (BI) and analytics,” said Orlando Bravo, a managing partner at Thoma Bravo. “As the need for analytic solutions grows, Qlik is well-positioned to continue to drive innovation and lead the market.”

“Qlik’s platform blends best-in-class associative analytics and visualizations with data governance, scalability and interoperability,” said Seth Boro, a managing partner at Thoma Bravo. “We are excited by Qlik’s product roadmap and confident that we can apply our experiences working with market-leading software companies to accelerate Qlik’s growth and market share across all geographies.”

[1]	An activist shareholder filed a 13-D announcing an investment in Qlik on March 3, 2016.

Qlik will maintain its corporate headquarters in Radnor, Pennsylvania and continue to service its customers globally led by its existing executive team. The proposed transaction is expected to close in the third quarter of 2016, subject to approval by Qlik’s shareholders and regulatory authorities and the satisfaction of customary closing conditions.

Morgan Stanley & Co. LLC is serving as exclusive financial advisor to Qlik and Skadden, Arps, Slate, Meagher & Flom LLP and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP are serving as its legal advisors. Goldman, Sachs & Co. is serving as exclusive financial advisor to Thoma Bravo and Kirkland & Ellis LLP is serving as its legal advisor. Ares Capital Corporation (NASDAQ: ARCC) is serving as the administrative and collateral agent, joint lead arranger and joint bookrunner for the $1.075 billion unitranche credit facility in support of the acquisition. Ares Capital Management is leading the syndication. Additional joint lead arrangers include Golub Capital LLC, TPG Specialty Lending, Inc. and Varagon Capital Partners, LP.

About Qlik

Qlik (NASDAQ: QLIK) is a leader in visual analytics. Its portfolio of products meets customers’ growing needs from reporting and self-service visual analysis to guided, embedded and custom analytics. Approximately 39,000 customers rely on Qlik solutions to gain meaning out of information from varied sources, exploring the hidden relationships within data that lead to insights that ignite good ideas. Headquartered in Radnor, Pennsylvania, Qlik has offices around the world with more than 1,700 partners covering more than 100 countries.

About Thoma Bravo, LLC

Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies. The firm seeks to create value by collaborating with company management to improve business operations, invest in growth initiatives and make accretive acquisitions. Thoma Bravo invests with a particular focus on application and infrastructure software and technology enabled services. The firm currently manages a series of private equity funds representing more than $16.0 billion of equity commitments. More information about Thoma Bravo can be found at www.thomabravo.com.

Additional Information and Where to Find It

In connection with the transaction, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://investor.qlik.com/) or by writing to the Company’s Secretary at 150 N. Radnor Chester Road, Suite E220, Radnor, Pennsylvania 19087.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of Company Common Stock is set forth in the proxy statement on Schedule 14A filed with the SEC on March 30, 2016 and the Annual Report on Forms 10-K for the fiscal year ended December 31, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding the potential timing and benefits of a transaction, the value and effectiveness of Qlik’s products, the introduction and timing of product enhancements or additional products, Qlik’s growth, expansion and market leadership and the expected completion and timing of the acquisition transaction and other information relating to the transaction, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the actual results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “seek,” and similar words. Qlik intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to, (i) the risk that the transaction may not be consummated in a timely manner, if at all; (ii) the risk that the transaction may not be consummated and that, in certain circumstances, the Company may not be entitled to a termination fee; (iii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay a termination fee; (iv) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (v) risks regarding the failure of the relevant Thoma Bravo affiliate to obtain the necessary financing to complete the transaction; (vi) the effect of the announcement of the transaction on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; and (vii) risks related to obtaining the requisite consents to the transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Qlik’s views as of the date of this press release. Qlik anticipates that subsequent events and developments will cause its views to change. Qlik undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Qlik’s views as of any date subsequent to the date of this press release.

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© 2016 QlikTech International AB. All rights reserved. Qlik®, Qlik Sense®, QlikView®, QlikTech®, Qlik® Cloud, Qlik® DataMarket, Qlik® Analytics Platform, Qlik® Qonnectors and the QlikTech logos are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned herein are trademarks or registered trademarks of their respective owners.

Contacts

For Qlik:

Investor Contact

Brett Pollack, (646) 561-0906

Brett.Pollack@qlik.com

Media Contacts

Maria Scurry, (617) 658-5317

Maria.Scurry@qlik.com

OR

Sard Verbinnen & Co

Andrew Cole / John Christiansen / Lindsay Andrews

(212) 687-8080 or (415) 618-8750

qlik-svc@sardverb.com

For Thoma Bravo:

Media Contact

LANE

Jeff Segvich

(503) 546-7870

jeff@lanepr.com